Exhibit 99.1

UNITED STATES DISTRICT COURT

DISTRICT OF MASSACHUSETTS

SILVERSTRAND INVESTMENTS, SAFRON CAPITAL CORPORATION, and BRIARWOOD INVESTMENTS, INC., On Behalf of Themselves and All Others Similarly Situated,

Plaintiffs,

v.

AMAG PHARMACEUTICALS, INC., BRIAN J.G. PEREIRA, M.D, DAVID A. ARKOWITZ, JOSEPH V. BONVENTRE, M.D., MICHAEL NARACHI, ROBERT J. PEREZ, LESLEY RUSSELL, M.D., DAVEY S. SCOON, RON ZWANZIGER, MORGAN STANLEY CO. INCORPORATED, J.P. MORGAN SECURITIES INC., GOLDMAN, SACHS CO., LEERINK SWANN LLC, ROBERT W. BAIRD CO. INCORPORATED, and CANACCORD GENUITY INC.,

Defendants.

C.A. No. 10-CV-10470-NMG

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated as of September 12, 2014 (the “Stipulation”), is made and entered into by and among: (1) Lead Plaintiffs Silverstrand Investments, Safron Capital Corporation, and Briarwood Investments, Inc. (the “Lead Plaintiffs”) (on behalf of themselves and each of the Settlement Class Members), by and through their counsel of record in the Action(1);  (2) Defendants AMAG Pharmaceuticals, Inc. (“AMAG”), Dr. Brian J.G. Pereira, David A. Arkowitz, Dr. Joseph V. Bonventre, Michael Narachi, Robert J. Perez, Lesley Russell,

(1)                                 All capitalized words or terms not otherwise defined herein have the meaning set forth in Paragraph 1 of this Stipulation, entitled “Definitions.”

M.D., Davey S. Scoon, and Ron Zwanziger (the “AMAG Defendants”), by and through their counsel of record in the Action; and (3) Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Goldman, Sachs & Co., Leerink Partners LLC, Robert W. Baird & Co. Incorporated, and Canaccord Genuity Inc. (the “Underwriter Defendants,” together with the AMAG Defendants, the “Defendants”), by and through their counsel of record in the Action.  The Stipulation is intended to fully, finally, and forever resolve, discharge, and settle the Released Claims, upon and subject to the approval of the Court and the terms and conditions set forth in this Stipulation (the “Settlement”).

I.                                        THE ACTION

On March 18, 2010, this securities class action (the “Action”) was filed by Lead Plaintiffs in the United States District Court for the District of Massachusetts (the “Court”).  Lead Plaintiffs brought this Action on behalf of themselves and all purchasers of the common stock of AMAG pursuant and/or traceable to AMAG’s Registration Statement filed with the SEC, No. 333-164400, dated January 19, 2010, and the accompanying Prospectus dated January 21, 2010, issued in connection with the secondary offering conducted by AMAG on or about January 21, 2010 (the “Offering”).  The original complaint alleged that Defendants AMAG, Dr. Brian J.G. Pereira (“Periera”), and David A. Arkowitz (“Arkowitz”) violated Section 11 of the Securities Act of 1933 (the “Securities Act”) by failing to disclose material information pertaining to a pharmaceutical drug, Feraheme, that was developed and commercialized by AMAG.

On July 27, 2010, the Court appointed Plaintiffs Silverstrand Investments, Safron Capital Corporation, and Briarwood Investments, Inc. as Lead Plaintiffs and approved selection of the law firm of Abraham, Fruchter & Twersky, LLP as Lead Counsel, and the law firm of Pyle Rome Ehrenberg PC as Liaison Counsel.  On September 15, 2010, Lead Plaintiffs filed an

Amended Class Action Complaint, naming as additional AMAG Defendants Dr. Joseph V. Bonventre, Michael Narachi, Robert J. Perez, Lesley Russell, M.D., Davey S. Scoon, and Ron Zwanziger, and the Underwriter Defendants, and asserting two new causes of action under Sections 12 and 15 of the Securities Act.

On December 1, 2010, Lead Plaintiffs moved, with Defendants’ consent, for leave to file a Second Amended Complaint for the purpose of adding allegations related to the Food and Drug Administration’s October 18, 2010 Warning Letter to AMAG.  The Court granted Lead Plaintiffs leave to amend on December 14, 2010, and on December 17, 2010, Lead Plaintiffs filed a Second Amended Class Action Complaint (the “SAC”).  The SAC alleges violations of: (1) Section 11 of the Securities Act (against all Defendants); (2) Section 12(a)(2) of the Securities Act (against AMAG, Pereira, Arkowitz, and the Underwriter Defendants); and (3) Section 15 of the Securities Act (against Pereira and Arkowitz).

On February 23, 2011, the AMAG Defendants and Underwriter Defendants filed motions to dismiss the SAC, which Lead Plaintiffs opposed.  On August 11, 2011, the Court entered a Memorandum and Order granting Defendants’ motions to dismiss the SAC.  Lead Plaintiffs filed an appeal with the First Circuit Court of Appeals.  On February 4, 2013, the First Circuit issued an opinion affirming in part, and reversing in part, the Court’s dismissal of the SAC and remanding to the Court for further proceedings.  Defendants petitioned the United States Supreme Court for a writ of certiorari on June 13, 2013, which Lead Plaintiffs opposed.  The petition was denied on October 7, 2013.  On November 6, 2013, Defendants filed motions to dismiss the SAC, which Lead Plaintiffs opposed.  On April 7, 2014, the Court entered a Memorandum and Order denying Defendants’ motions to dismiss. On May 19, 2014, Defendants filed Answers to the SAC.

On August 5, 2013, the Parties commenced mediation with Jed D. Melnick.  On May 27, 2014, the Parties reached an agreement-in-principle to settle the case pursuant to a mediator’s proposal by Mr. Melnick.  Subsequently, the Parties continued negotiations resulting in the terms and conditions set forth in this Stipulation.

On June 9, 2014, the Court issued an Order granting the Parties’ joint motion to stay the Action in light of their agreement-in-principle to settle the matter.

II.                                   CLAIMS OF THE LEAD PLAINTIFFS AND BENEFITS OF SETTLEMENT

Lead Plaintiffs believe that the claims asserted in the Action have merit and that the evidence developed to date supports the claims.  Lead Plaintiffs and their counsel, however, have also taken into account the uncertain outcome and the risk of any Action, especially in complex actions such as the Action, as well as the costs, difficulties and delays inherent in such litigation.  Lead Plaintiffs and their counsel also are mindful of the inherent problems of proof under and possible defenses to the securities law violations asserted in the Action.  Lead Plaintiffs and their counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon the Settlement Class, particularly in light of the expense, time, risks and uncertainties inherent in the continued prosecution of this Action, including trial.  Based on their evaluation, Lead Plaintiffs and their counsel have determined that the Settlement is in the best interests of the Settlement Class, and that the terms and provisions of this Stipulation are fair, reasonable, and adequate.

III.                              DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims alleged by Lead Plaintiffs in the Action.  Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action.  Defendants also have denied and continue to deny, among other allegations, the allegations that any Lead Plaintiff or any other investor in the Offering has suffered any damage, that the price of the common stock of AMAG (the “AMAG Common Stock”) was artificially inflated by reasons of alleged misrepresentations, non-disclosures or otherwise, or that Lead Plaintiffs or any Member of the Settlement Class were harmed by the conduct alleged in the Action.  Defendants believe that the evidence developed to date supports their position that they acted properly at all times and that the litigation is without merit.  In addition, the Court has made no finding whatsoever of any wrongdoing of any kind on Defendants’ part.

Nonetheless, Defendants have concluded, taking into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action, that further conduct of the Action would be protracted and expensive, and that it is, therefore, desirable and beneficial that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV.                               THE TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Lead Plaintiffs (for themselves and the Settlement Class Members) and the Defendants, by and through their undersigned counsel, that, subject to the approval of the Court, the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, as to all Settling Parties upon and subject to the following terms and conditions.

1.                                      Definitions

In addition to terms defined elsewhere in this Stipulation, the following terms, as used in the Stipulation, shall have the meanings specified below:

1.1                               “Action” means the securities class action styled Silverstrand Investments et al. v. AMAG Pharmaceuticals, Inc. et al., Civil Action No. 10-CV-10470-NMG.

1.2                               “AMAG” or the “Company” means AMAG Pharmaceuticals, Inc. and any of its predecessors, successors, direct or indirect parents, direct or indirect subsidiaries, divisions, or affiliates.

1.3                               “AMAG Common Stock” means the publicly traded common stock of AMAG.

1.4                               “AMAG Defendants” means AMAG Pharmaceuticals, Inc., Dr. Brian J.G. Pereira, David A. Arkowitz, Dr. Joseph V. Bonventre, Michael Narachi, Robert J. Perez, Lesley Russell, M.D., Davey S. Scoon, and Ron Zwanziger.

1.5                               “AMAG Defendants’ Counsel” means Cooley LLP.

1.6                               “Authorized Claimant” means any Settlement Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

1.7                               “Claimant” means any Settlement Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

1.8                               “Claims Administrator” means Angeion Group.

1.9                               “Court” means the United States District Court, District of Massachusetts.

1.10                        “Defendants” means the AMAG Defendants and Underwriter Defendants, collectively.

1.11                        “Defendants’ Counsel” means the law firms of Cooley LLP and Willkie Farr & Gallagher LLP.

1.12                        “Effective Date” means the first date by which all of the events and conditions specified in ¶7.1 of the Stipulation have been met and have occurred.

1.13                        “Final” means the time when any judgment or order, including the Final Order and Judgment, has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because: (i) no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (ii) an appeal has been filed and the court of appeals has either affirmed the underlying order or judgment in its entirety or dismissed that appeal, and the time for any reconsideration or further appellate review has passed; or (iii) a higher court has granted further appellate review and that court has either affirmed the underlying order or judgment in its entirety, or affirmed the court of appeals’ decision affirming the order or judgment in its entirety or dismissing the appeal.  For purposes of this paragraph, an “appeal” shall include any petition for a writ of certiorari or other writ that may be filed in connection with approval or disapproval of this Settlement, but shall not include any appeal which concerns only the issue of attorneys’ fees and expenses, the Plan of Allocation of the Settlement Fund, the procedures for determining Authorized Claimants’ recognized claims or distribution of the Net Settlement Fund to Authorized Claimants. Any appeal relating solely to such issues shall not in any way delay or affect the time set forth above for the Final Order and Judgment to become Final.

1.14                        “Final Order” means the Order Approving the Settlement and Order of Dismissal with Prejudice substantially in the form and content attached hereto as Exhibit B.

1.15                        “Individual Defendants” means Dr. Brian J.G. Pereira, David A. Arkowitz, Dr. Joseph V. Bonventre, Michael Narachi, Robert J. Perez, Lesley Russell, M.D., Davey S. Scoon, and Ron Zwanziger, collectively.

1.16                        “Investment Vehicle” means any investment company or pooled investment fund, including, but not limited to, mutual fund families, exchange-traded funds, fund of funds and hedge funds, in which Defendants, or any of them, have, has or may have a direct or indirect interest, or as to which its affiliates may act as an investment advisor but of which any Defendant alone or together with any of its, his or her respective affiliates is not a majority owner or does not hold a majority beneficial interest.

1.17                        “Judgment” means the judgment to be rendered by the Court, substantially in the form and content attached hereto as Exhibit C.

1.18                        “Lead Counsel” means Abraham, Fruchter & Twersky, LLP.

1.19                        “Lead Plaintiffs” means Silverstrand Investments, Safron Capital Corporation, and Briarwood Investments, Inc.

1.20                        “Net Settlement Fund” means the Settlement Fund less (i) any Court awarded attorneys’ fees, costs, and expenses; (ii) any Notice and Administration Costs; (iii) Taxes and Tax Expenses; and (iv) other Court-approved deductions.

1.21                        “Notice and Administration Costs” means the reasonable costs and expenses that are actually incurred in connection with (i) providing notice of the Settlement to the Settlement Class; (ii) locating Settlement Class Members; (ii) assisting with the filing of claims; (iv) administering and distributing the Net Settlement Fund to Authorized Claimants; (v) processing Proof of Claim and Release forms; (vi) and paying escrow fees and costs, if any.

1.22                        “Offering” means the secondary offering conducted by AMAG on or about January 21, 2010.

1.23                        “Party” or “Parties” means individually or collectively, as the context requires, Lead Plaintiffs and the Defendants.

1.24                        “Person” means an individual, corporation, partnership, limited partnership, association, joint stock company, joint venture, limited liability company, professional corporation, estate, legal representative, trust or trustee, unincorporated association, government or any political subdivision or agency thereof, and any other type of legal, business or political entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.25                        “Plaintiffs’ Liaison Counsel” means Pyle Rome Ehrenberg PC.

1.26                        “Plan of Allocation” means a plan or formula for allocation of the Net Settlement Fund to be approved by the Court, which plan or formula will govern the distribution of the Net Settlement Fund to Authorized Claimants.  Any Plan of Allocation is not part of the Stipulation and neither Defendants nor their Related Parties shall have any responsibility or liability with respect thereto.  Any order or proceedings relating to the Plan of Allocation shall not operate to terminate or cancel this Stipulation or affect the finality of the Final Order and Judgment or any other orders entered by the Court pursuant to this Stipulation.

1.27                        “Preliminary Approval Order” means the order described in ¶3.1 hereof, substantially in the form and content attached hereto as Exhibit A.

1.28                        “Proof of Claim” means a Proof of Claim and Release form, substantially in the form and content attached hereto as Exhibit A-2.

1.29                        “Related Parties” means each of a Defendant’s past or present direct or indirect parents, direct or indirect affiliates and subsidiaries, and each of their respective directors, officers, employees, partners, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants or auditors, personal or legal representatives, predecessors, successors, divisions, joint ventures, agents, assigns, spouses, heirs, executors, estates, administrators, related or affiliated entities, any entity in which a Defendant has a controlling interest, any members of any Individual Defendant’s immediate family, or any trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant or his or her family.

1.30                        “Released Claims” means any and all claims, debts, demands, obligations, disputes, rights, issues, controversies, causes of action, suits, matters, damages, or liabilities of every kind, nature, description and character whatsoever (including, but not limited to, any claims for damages (whether compensatory, special, incidental, consequential, punitive, exemplary or otherwise), injunctive relief, declaratory relief, rescission or rescissionary damages, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether under federal, state, local, or foreign law, or statutory, common, or administrative law, or any other law, rule or regulation, whether asserted as claims, cross-claims, counterclaims, or third-party claims, whether fixed or contingent, choate or inchoate, accrued or un-accrued, liquidated or unliquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and Unknown Claims, whether or not concealed or hidden (including, but not limited to, claims for securities fraud, negligence, gross negligence, professional negligence, breach of any duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, aiding and abetting a breach of fiduciary duty, breach of contract, unjust enrichment, corporate waste, or violations of any statutes, rules, duties or regulations) that have been or could have been or in the future could be asserted in any forum, whether foreign or domestic, by Lead Plaintiffs or any Settlement Class Member, or any Person claiming through or on behalf of them, against any of the Released Persons that in any way arise out of, are based upon, relate to, or concern, directly or indirectly, in whole or in part, (i) the claims, allegations, transactions, facts, events, acts, disclosures, statements, representations, or omissions or failures to act alleged, set forth, referred to, or involved in the Action (or which could have been raised in the Action with respect to such claims, allegations, transactions, facts, events, acts, disclosures, statements, representations, or omissions or failures to act) or any of the complaints filed or proposed to be filed therein, and (ii) the holding, ownership, purchase, acquisition, disposition, or sale of, or other transaction in AMAG Common Stock pursuant and/or traceable to the Offering, including, without limitation, any claims arising out of, or relating to, the Registration Statement and Prospectus, sales literature, financial statements, press releases, public filings, or other public disclosures made or issued by the Defendants in connection with the Offering.  Released Claims do not include claims to enforce the Settlement.

1.31                        “Released Persons” means each and all of the Defendants and their Related Parties.

1.32                        “Settlement” means the settlement on the terms set forth in this Stipulation.

1.33                        “Settlement Amount” means Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000) in cash to be paid by check to the Claims Administrator pursuant to ¶2.1 of this Stipulation.

1.34                        “Settlement Class” means all Persons who purchased AMAG Common Stock pursuant and/or traceable to the January 21, 2010 Offering.  Excluded from this definition are the Defendants, members of the immediate family of each of the Defendants, any person, firm, trust, corporation, officer, director, or other individual or entity in which any Defendant has a majority interest or which is related or affiliated with any of the Defendants, and the legal representatives, agents, affiliates, heirs, successors-in-interest, or assigns of any such excluded Person, provided that the Settlement Class shall not exclude (i) AMAG Common Stock held by or at any Defendant, or by or at any of its affiliates, in a fiduciary capacity or otherwise on behalf of any third-party client, account, fund, trust, or employee benefit plan that otherwise falls within the definition of Settlement Class; or (ii) any Investment Vehicle.  Also excluded from the Settlement Class are those Persons who validly and timely request exclusion from the Settlement Class pursuant to the terms of this Stipulation and its related Exhibits.

1.35                        “Settlement Class Member” or “Member of the Settlement Class” mean a Person who falls within the definition of the Settlement Class as set forth in ¶1.34 above.

1.36                        “Settlement Fund” means the Settlement Amount plus all interest and accretions thereto and which may be reduced by payments or deductions as provided herein or by Court order.

1.37                        “Settlement Notice” means the Notice of Proposed Settlement, substantially in the form and content attached hereto as Exhibit A-1.

1.38                        “Settling Party” or “Settling Parties” means collectively or individually, as the context requires, Defendants and Lead Plaintiffs on behalf of themselves and all Members of the Settlement Class.

1.39                        “Stipulation” means this Stipulation of Settlement, including the Exhibits attached hereto.

1.40                        “Summary Notice” means the Summary Notice of the Settlement, substantially in the form and content attached hereto as Exhibit A-3.

1.41                        “Supplemental Agreement” means the agreement described in ¶7.4.

1.42                        “Taxes” means all federal, state and local taxes of any kind (including any estimated taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any taxes or tax detriments that may be imposed upon the Released Persons or their counsel with respect to any income earned on the Settlement Fund for any period during which the Settlement Fund does not qualify as a “Qualified Settlement Fund” for federal or state income tax purposes.

1.43                        “Tax Expenses” means expenses and costs incurred in connection with the calculation and payment of Taxes or the preparation of tax returns and related documents including, without limitation, expenses of tax attorneys and/or accountants and costs and expenses relating to filing (or failing to file) the returns described in ¶2.7 herein.

1.44                        “Underwriter Defendants” means Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Goldman, Sachs & Co., Leerink Partners LLC, Robert W. Baird & Co. Incorporated, and Canaccord Genuity Inc.

1.45                        “Underwriter Defendants’ Counsel” means Willkie Farr & Gallagher LLP.

1.46                        “Unknown Claims” means any and all claims, debts, demands, obligations, disputes, rights, issues, controversies, causes of action, suits, matters, damages, or liabilities of every kind, nature, description and character whatsoever which Lead Plaintiffs or any Settlement Class Member does not know or suspect to exist in his, her, or its favor at or after the time he, she or it enters into this Stipulation, or at or after the release of the Released Persons (pursuant to the terms of this Stipulation) which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decisions with respect to this Settlement.  With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Lead Plaintiffs shall expressly waive and relinquish, and each of the Settlement Class Members shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived and relinquished, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Lead Plaintiffs and/or Settlement Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Lead Plaintiffs upon the Effective Date shall expressly, fully, finally, and forever settle and release and each Settlement Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.  Lead Plaintiffs acknowledge, and the Settlement Class Members shall be deemed by operation of the Final Order and Judgment to have acknowledged, that the foregoing waiver and inclusion of Unknown Claims in the definition of Released Claims were separately bargained for and are key elements of the Settlement of which this release is a part.

2.                                      The Settlement

(a)                                 The Settlement Fund

2.1                               AMAG shall pay or cause to be paid the principal amount of $3,750,000 (Three Million Seven Hundred Fifty Thousand Dollars) (the “Settlement Amount”) on behalf of all Defendants to a separate, interest-bearing escrow account designated and controlled by the Claims Administrator on behalf of Lead Plaintiffs and the Settlement Class, and shall do so no later than fifteen (15) business days after both of the following shall have taken place: (a) preliminary approval of this Settlement by the Court and (b) the receipt by AMAG Defendants’ Counsel of a Form W-9 providing the tax identification number for the escrow account.  No other Defendant shall be responsible for such payment.

(b)                                 The Claims Administrator

2.2                               The Claims Administrator shall invest the Settlement Amount deposited pursuant to ¶2.1 hereof in short term United States Agency or Treasury Securities or other instruments backed by the Full Faith & Credit of the United States Government or an agency thereof, or fully insured by the United States Government or an agency thereof with a maturity date of ninety (90) days or less and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then-current market rates.  All risks related to the investment of the Settlement Fund in accordance with the investment guidelines set forth in this paragraph shall be borne by the Claims Administrator and the Released Persons shall have no responsibility for, interest in, or liability whatsoever with respect to investment decisions or the actions of the Claims Administrator, or any transactions executed by the Claims Administrator.

2.3                               The Claims Administrator shall not disburse the Settlement Fund except as provided in the Stipulation, by an order of the Court, or with the written agreement of Lead Counsel and Defendants’ Counsel.

2.4                               Subject to further order(s) and/or directions as may be made by the Court, or as otherwise provided in the Stipulation, the Claims Administrator is authorized to execute such transactions in a manner consistent with the terms of the Stipulation.

2.5                               All funds held by the Claims Administrator shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

2.6                               Without further order of the Court, the Claims Administrator may pay from the Settlement Fund the reasonable Notice and Administration Costs, Taxes and Tax Expenses actually incurred consistent with this Stipulation, in a cumulative amount not to exceed $150,000.

(c)                                  Taxes

2.7                               The Settling Parties and the Claims Administrator agree to treat the Settlement Fund as being at all times a “Qualified Settlement Fund” within the meaning of Treasury Regulation §1.468B-1 and that the Claims Administrator, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for filing or causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund.  Such returns shall be consistent with this paragraph and in all events shall reflect that all taxes on the income earned on the Settlement

Fund shall be paid out of the Settlement Fund).  The Claims Administrator shall also be solely responsible for causing payment to be made from the Settlement Fund of any Taxes owed with respect to the Settlement Fund.  Upon written request, AMAG will provide promptly to the Claims Administrator the statement described in Treasury Regulation § 1.468B-3(e).  The Claims Administrator, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the Qualified Settlement Fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.  It shall be the responsibility of the Claims Administrator to prepare and deliver timely and properly the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filings to occur.

2.8                               All Taxes shall be paid out of the Settlement Fund, and shall be timely paid by the Claims Administrator without prior order of the Court.  Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with ¶2.7 and in all events shall reflect that all Taxes (including any interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund.  Further, Taxes and all related expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund, and Lead Counsel shall be obligated to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts, including the establishment of adequate reserves for any Taxes (as well as any amounts that may be required to be withheld under Treas. Reg. § 1.468B-2(1)(2)).

2.9                               In all events neither Defendants nor Defendants’ Counsel, nor any other Released Person, shall have any responsibility for or liability whatsoever with respect to any Taxes or Tax Expenses or the filing of any tax returns or other documents with the Internal Revenue Service or any state or local taxing authority in connection with the Settlement Fund.  The Settlement Fund shall indemnify and hold all Released Persons harmless for any Taxes and Tax Expenses on the Settlement Fund of any kind whatsoever (including, without limitation, taxes payable by reason of any such indemnification).  Defendants shall notify Lead Counsel promptly if Defendants receive any notice of any claim for Taxes relating to the Settlement Fund.

3.                                      Preliminary Approval Order and Settlement Hearing

3.1                               Promptly after execution of the Stipulation, Lead Counsel shall submit the Stipulation together with its exhibits (the “Exhibits”) to the Court requesting entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit A attached hereto, granting, inter alia, preliminary approval of the Settlement set forth in the Stipulation, and approval for mailing of the Settlement Notice and Proof of Claim and publication of the Summary Notice, substantially in the forms of Exhibits A-1, A-2 and A-3 attached hereto.

3.2                               Lead Counsel shall request that after notice is given pursuant to the Preliminary Approval Order, the Court hold a hearing (the “Settlement Hearing”) and finally approve the Settlement of the Action as set forth herein.  At the Settlement Hearing, the Parties shall jointly request entry of the Final Order and Judgment, substantially in the forms attached hereto as Exhibits B and C.  At or after the Settlement Hearing, Lead Counsel also will request that the Court approve the Plan of Allocation and the Fee and Expense Application (as defined in ¶6.1 below).

4.                                      Releases

4.1                               Upon the Effective Date, the Lead Plaintiffs and each and every Settlement Class Member and any Person claiming through or on behalf of them shall be deemed to have, and by operation of the Final Order and Judgment shall have, to the fullest extent permitted by law, fully, finally, and forever waived, released, relinquished, settled, discharged, and dismissed each and every one of the Released Claims against each and every one of the Released Persons, whether or not such Settlement Class Member executes and delivers the Proof of Claim and Release form, and whether or not such Settlement Class Member shares in the Settlement Fund.

4.2                               Upon the Effective Date, the Lead Plaintiffs and each and every Settlement Class Member and any Person claiming through or on behalf of any of them, shall be permanently and forever barred and enjoined from commencing, instituting, maintaining, prosecuting or continuing to prosecute any action or other proceeding in any court of law or equity, arbitration tribunal, administrative forum, or any other forum, asserting any of the Released Claims against any of the Released Persons, whether or not such Settlement Class Member executes and delivers the Proof of Claim and Release form, and whether or not such Settlement Class Member shares in the Settlement Fund.

4.3                               By entering into this Stipulation, Lead Plaintiffs represent and warrant that they have not assigned, hypothecated, conveyed, transferred, or otherwise granted or given, in whole or in part, any interest in the Released Claims, or any of them, to any other Person.

4.4                               Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged Lead Plaintiffs, each and all of the Settlement Class

Members, and Lead Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims.

4.5                               Nothing in this Section 4 shall in any way impair or restrict the rights of the Settling Parties or any Released Person to enforce the terms of this Stipulation.

5.                                      Administration and Calculation of Claims, Final Awards and Supervision and Distribution of the Settlement Fund

5.1                               The Settlement will be administered by the Claims Administrator.  AMAG shall provide the Claims Administrator with AMAG’s Common Stock shareholder or other lists, as it or its transfer agent may possess, as appropriate for providing notice to the Settlement Class, within five (5) calendar days following the execution of the Stipulation.  AMAG shall provide this information at no cost to Plaintiffs’ Counsel, Lead Plaintiffs, the Settlement Class or the Claims Administrator.  The Claims Administrator, subject to such supervision and direction of the Court as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Settlement Class Members and shall oversee distribution of the Net Settlement Fund to Authorized Claimants.

5.2                               Before the Effective Date, the Claims Administrator may use up to $75,000.00 of the Settlement Fund to pay notice costs reasonably, necessarily, and actually incurred, without further approval of Defendants or order of the Court.  Such costs and expenses shall include, without limitation, the actual costs of printing and mailing the Proof of Claim and Release Form, the administrative expenses actually incurred and fees reasonably charged in connection with obtaining contact information for Settlement Class Members, and providing notice.  In the event that the Claims Administrator seeks more than $75,000.00 before the Effective Date to pay such costs, the Claims Administrator shall submit a written request to Lead

Counsel and AMAG Defendants’ Counsel seeking to utilize additional monies from the Settlement Fund for the purpose of providing notice.  Lead Counsel and AMAG will provide approval for expenditure of reasonable additional amounts where need is substantiated.  In the event that the Settlement is terminated pursuant to the terms of this Stipulation, all notice costs properly paid or incurred, including any related fees, shall not be returned or repaid to Defendants or their insurance carriers.

5.3                               The Settlement Fund, and all interest earned thereon, shall be applied as follows:

(a)                                 to pay all the costs and expenses reasonably and actually incurred in connection with providing notice, locating Settlement Class Members, assisting with the filing of claims, administering and distributing the Net Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms, and paying escrow fees and costs, if any;

(b)                                 to pay the Taxes and Tax Expenses described in ¶2.7 hereof;

(c)                                  to pay Lead Counsel’s attorneys’ fees and expenses (the “Fee and Expense Award”), and Lead Plaintiffs’ expenses if and to the extent allowed by the Court; and

(d)                                 to distribute the balance of the Net Settlement Fund to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or the Court.

5.4                               After the Effective Date, the Net Settlement Fund shall be distributed to Authorized Claimants in accordance with the terms of the Stipulation, the Plan of Allocation, and any further order(s) of the Court.

5.5                               Within sixty (60) days after the mailing of the Settlement Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Proof of Claim and Release form, substantially in the form of Exhibit A-2 attached hereto, signed under penalty of perjury and supported by such documents as are specified in the Proof of Claim.

5.6                               Except as otherwise ordered by the Court, all Settlement Class Members who fail to timely submit a valid Proof of Claim and Release form within the period described in Section 5.5 above, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to the Stipulation and the Settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the Stipulation, the releases contained herein, and the Final Order and Judgment dismissing the Action with prejudice.  Notwithstanding the foregoing, Lead Counsel shall have the discretion to accept late-submitted claims for processing by the Claims Administrator so long as the distribution of the Settlement Fund is not materially delayed thereby.

5.7                               The Class Administrator shall calculate the Claims of Authorized Claimants, determine the extent to which claims shall be allowed, and oversee distribution of the Net Settlement Fund in accordance with the Plan of Allocation approved by the Court, subject to appeal to, and jurisdiction of, the Court.

5.8                               Following the Effective Date, Defendants shall not have a reversionary interest in the Net Settlement Fund and the Claims Administrator shall send to each Authorized Claimant his, her, or its pro rata share of the Net Settlement Fund.  The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with the Plan of Allocation set forth in the Settlement Notice and approved by the Court.  If there is any balance remaining in the Net Settlement Fund after six (6) months from the initial date of distribution of the Net Settlement Fund (whether by reason of tax refunds, uncashed checks or otherwise), Lead Counsel shall, if feasible, reallocate such balance among Authorized Claimants in an equitable and economic fashion.  These redistributions shall be repeated until the balance remaining in the Net Settlement Fund is no longer feasible to distribute to Settlement Class Members.  Thereafter, any balance which still remains in the Net Settlement Fund shall be donated to one or more appropriate non-profit 501(c)(3) organizations designated by Lead Counsel.

5.9                               In addition to the releases contained in this Stipulation and its related Exhibits, the Defendants and their Related Parties shall have no responsibility for, interest in, or liability whatsoever with respect to the distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes, or any losses incurred in connection therewith.  No Person shall have any claim of any kind against any Defendant or any of their Related Parties with respect to the matters set forth in ¶¶5.1-5.11 hereof; and the Settlement Class Members, the Lead Plaintiffs, and Lead Counsel release the Defendants and their Related Parties from any and all liability and claims arising from or with respect to the investment or distribution of the Settlement Fund.

5.10                        No Person shall have any claim against Lead Plaintiffs, Lead Counsel or the Claims Administrator, or any other Person designated by Lead Counsel based on distributions made substantially in accordance with the Stipulation and the Settlement contained herein, the Plan of Allocation, or further order(s) of the Court.

5.11                        It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant’s claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement set forth in the Stipulation.  It is further understood and agreed that any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court’s Final Order and Judgment approving the Stipulation and the Settlement set forth therein, or any other orders entered pursuant to the Stipulation.

6.                                      Lead Counsel’s Attorneys’ Fees and Expenses

6.1                               Lead Counsel may submit an application or applications (the “Fee and Expense Application”) for distributions to them from the Settlement Fund for: (a) an award of reasonable attorneys’ fees; plus (b) expenses incurred in connection with prosecuting the Action, plus any interest on such attorneys’ fees and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid) as may be awarded by the Court; and reimbursement of the expenses of Lead Plaintiffs pursuant to 15 U.S.C. §78u-4(a)(4).  Any award of attorneys’ fees and/or expenses by the Court (“Fee and Expense Award”) shall be payable solely from the Settlement Fund.  Defendants and all other Released Persons shall not object to any Fee and Expense Application, and shall not appeal an award of attorneys’ fees, resulting in total payment of attorneys’ fees to Lead Counsel of up to one-third (33.33%) of the Settlement Fund.

6.2                               Any Fee and Expense Award shall be paid to Lead Counsel, as ordered, immediately after the Court executes an order awarding such fees and expenses and enters the Final Order.  Lead Counsel may thereafter allocate the attorneys’ fees among other Plaintiffs’ counsel in a manner in which they in good faith believe reflects the contributions of such counsel to the initiation, prosecution, and resolution of the Action.

6.3                               In the event that: (a) the Effective Date does not occur, or the Final Order or Judgment or the order making the Fee and Expense Award is reversed or modified, or the Stipulation is canceled or terminated for any other reason, and (b) the Fee and Expense Award has been paid to any extent, then Lead Counsel shall refund to the Settlement Fund such fees and expenses previously paid to them from the Settlement Fund, plus interest thereon at the same rate as earned on the Settlement Fund, within ten (10) business days from receiving notice from Defendants’ Counsel or from the Court that an event listed in ¶ 6.3(a) has occurred and that the event described in ¶ 6.3(b) has occurred.  Lead Counsel, as a condition of receiving such fees, expenses and/or costs on behalf of itself and each partner and/or shareholder of it, agrees that its law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.  Without limitation, each Plaintiffs’ counsel agrees that the Court may, upon application of Defendants and notice to Plaintiffs’ counsel, summarily issue orders including, but not limited to, judgments and attachment orders and may make appropriate findings of or sanctions for contempt, should such law firm fail timely to repay fees and expenses pursuant to this ¶6.3.

6.4                               The procedure for and the allowance or disallowance by the Court of any Fee and Expense Application by Lead Counsel are not part of the Settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement set forth in the Stipulation. Any order or proceeding relating to the Fee and Expense Application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Final Order and Judgment approving the Stipulation and the Settlement of the Action and release of the Parties set forth therein.

6.5                               Defendants and their Related Parties shall have no responsibility or liability whatsoever for any payment of attorneys’ fees and expenses to Plaintiffs’ counsel except as set forth herein with respect to payment from the Settlement Fund.

6.6                               Defendants and their Related Parties shall have no responsibility or liability whatsoever for the allocation among any other counsel for Lead Plaintiffs, and/or any other Person who may assert some claim thereto, of any Fee and Expense Award that the Court may make in the Action.

7.                                      Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

7.1                               The Effective Date of the Stipulation shall be the date when all of the following have occurred and is conditioned on the occurrence of all of the following events:

(a)                                 Lead Counsel and Defendants’ Counsel have executed this Stipulation and the Supplemental Agreement;

(b)                                 the Court has entered the Preliminary Approval Order, substantially in the form of Exhibit A attached hereto;

(c)                                  AMAG has timely made or caused to be made the payment to the Settlement Fund, as required by ¶2.1 hereof;

(d)                                 AMAG has not notified Lead Counsel of its election to terminate the Settlement pursuant to ¶7.4 and the provisions of the Supplemental Agreement or, if such election has been made, the resulting termination has been withdrawn pursuant to the terms of the Supplemental Agreement;

(e)                                  the Court has entered the Final Order substantially in the form of Exhibit B hereto;

(f)                                   the Court has entered the Judgment substantially in the form of Exhibit C hereto;

(g)                                  No Settling Party has given notice of its election to terminate the Settlement pursuant to ¶7.3, and the time for doing so has expired; and

(h)                                 the Final Order and Judgment have become Final, as defined in ¶1.13 hereof.

7.2                               Upon the occurrence of all of the events referenced in ¶7.1 hereof, any and all remaining interest or right of the Defendants or the Defendants’ insurers in or to the Settlement Fund, if any, shall be absolutely and forever extinguished.  If all of the conditions specified in ¶7.1 are not met, then the Stipulation shall be canceled and terminated unless Lead Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation.

7.3                               Defendants and Lead Plaintiffs shall each have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so (a “Termination Notice”) to all other parties hereto within thirty (30) days of: (a) the Court’s declining to enter the Preliminary Approval Order in any material respect; (b) the Court’s refusal to approve this Stipulation or any material part of it; (c) the Court’s declining to enter the Final Order or Judgment in any material respect; or (d) the date upon which the Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court.  However, no order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys’ fees, costs, expenses, and interest awarded by the Court to any of Plaintiffs’ counsel shall constitute grounds for cancellation or termination of the Stipulation.

7.4                               If prior to the Settlement Hearing, the aggregate number of shares of AMAG Common Stock purchased by Persons who would otherwise be Members of the Settlement Class, but who, in accordance with the provisions in the Settlement Notice, timely and validly request exclusion from the Settlement Class, exceeds the sum specified in a separate supplemental agreement between Lead Plaintiffs and Defendants (the “Supplemental

Agreement”), AMAG shall have the option (which option shall be exercised on behalf of all Defendants in its sole discretion) to terminate this Stipulation in accordance with the procedures set forth in the Supplement Agreement, without providing any further reason for its decision to exercise its option to terminate.  For purposes of the Supplemental Agreement, any request for exclusion that results in the exclusion of the Settlement Class Member from the Settlement Class, by order of the Court or otherwise, shall be treated as timely and valid.  The Supplemental Agreement is confidential and will not be filed with the Court, but may be examined in camera, if so requested by the Court (unless otherwise required by court rule, or unless and until a dispute as between Lead Plaintiffs and Defendants concerning its interpretation or application arises).  If the Court requires that the Supplemental Agreement be filed, it shall be filed with the Court under seal.

7.5                               Unless otherwise ordered by the Court, in the event the Stipulation shall terminate, or be canceled, or shall not become effective for any reason, within ten (10) business days after written notification of such event is sent by counsel for the Defendants or Lead Counsel to the Claims Administrator, the Settlement Fund, including interest and less expenses which have either been disbursed pursuant to ¶¶2.6, 2.7 and 5.3(a) hereof, or are determined to be chargeable to the Settlement Fund, shall be refunded pursuant to written instructions by AMAG Defendants’ Counsel.  The Claims Administrator or its designee shall apply for any tax refund owed on the Settlement Fund and pay the proceeds, after deduction of any fees or expenses incurred in connection with such application(s) for refund, pursuant to written instructions from AMAG Defendants’ Counsel.

7.6                               In the event that the Stipulation is not approved by the Court or the Settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Action as of May 27, 2014.  In such event, except as otherwise provided in this Stipulation, the terms of this Stipulation shall be null and void and shall have no further force or effect with respect to the Settling Parties and shall not be used in this Action or in any other proceeding for any purpose (other than to enforce the terms remaining in effect, if any), and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.7                               If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither Lead Plaintiffs nor any of their counsel shall have any obligation to repay any amounts actually and properly disbursed pursuant to ¶¶2.6, 2.7, or 5.3(a).  In addition, any expenses already incurred pursuant to ¶¶2.6, 2.7 or 5.3(a) hereof at the time of such termination or cancellation but which have not been paid, shall be paid by the Claims Administrator in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with ¶¶2.8 and 7.5 hereof.

8.                                      Requests for Exclusion

8.1                               Settlement Class Members requesting exclusion from the Settlement Class shall be requested to provide certain information in the manner described in the Settlement Notice.  Any request for exclusion must also be signed by the Person requesting exclusion.

8.2                               All Persons who submit valid and timely requests for exclusion in the manner set forth in the Settlement Notice shall have no rights under the Stipulation, shall not share in the distribution of the Net Settlement Fund, and shall not be bound by the Stipulation or the Final Order and Judgment.  The deadline for submitting requests for exclusion shall be set by the Court, but shall be no later than twenty-one (21) calendar days before the Settlement

Hearing. Exclusion requests may not be submitted by e-mail, unless otherwise ordered by the Court.

8.3                               Copies of all requests for exclusion received by Lead Counsel and the Claims Administrator, together with copies of all written revocations of requests for exclusion, shall be delivered to Defendants’ Counsel within five (5) calendar days of receipt by Lead Counsel, and in no event later than fourteen (14) calendar days before the Settlement Hearing.

9.                                      Conditional Certification of Settlement Class

9.1                               For purposes of Settlement only, the Settling Parties stipulate to: (i) the conditional certification of the Settlement Class pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure; (ii) the appointment of Lead Plaintiff as the class representative for the Settlement Class; and (iii) the appointment of Lead Counsel as counsel to the Settlement Class.

9.2                               The certification of the Settlement Class shall be binding only with respect to the Settlement of the Action and only if the Judgment contemplated by this Stipulation is entered and the Effective Date occurs.  Nothing in this Stipulation shall serve in any fashion, either directly or indirectly, as evidence of or support for certification of a class other than for purposes of the Settlement.  If this Stipulation is terminated, the Settlement is not approved by the Court, or the Effective Date does not occur, the Action shall proceed as if the Settlement Class had never been conditionally certified.  Defendants expressly reserve the right to oppose class certification in the event the Settlement is terminated or the Effective Date does not occur for any other reason.

10.                               Miscellaneous Provisions

10.1                        The Settling Parties (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

10.2                        The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action.  The Settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense.  The Final Order will contain a finding that, during the course of the Action, the Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11.  The Settling Parties agree that the Settlement Amount and the other terms of the Settlement were negotiated in good faith by the Settling Parties, with the assistance of an experienced mediator, and reflect a Settlement that was reached voluntarily after consultation with competent legal counsel.  The Settling Parties reserve their right to rebut, in a manner that such Settling Party reasonably determines to be appropriate, any contention made by any of the Settling Parties in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.

10.3                        Neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Released Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons; or (c) is or may be deemed to be or may be used as an admission or evidence that any claims asserted by Lead Plaintiffs were not valid in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal.  The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

10.4                        This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between the Parties and that all Parties have contributed substantially and materially to the preparation of the Stipulation.

10.5                        All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation pursuant to their own terms.

10.6                        Except as otherwise provided in this Stipulation, all of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

10.7                        The Stipulation may not be amended or modified, nor any of its provisions waived, except by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

10.8                        The Stipulation and the Exhibits attached hereto and the Supplemental Agreement constitute the entire agreement among the Parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.  Except as otherwise provided herein, each party shall bear its own costs.

10.9                        Lead Counsel, on behalf of the Settlement Class, is expressly authorized by Lead Plaintiffs to take all appropriate action required or permitted to be taken by the Settlement Class pursuant to the Stipulation to effectuate its terms and also is expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Settlement Class which they deem appropriate.

10.10                 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.  The parties have taken all appropriate corporate action necessary to authorize their respective counsel to execute the Stipulation or any of the Exhibits on their behalf.

10.11                 The Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or by e-mail in PDF format.  All executed counterparts and each of them shall be deemed to be one and the same instrument.  A complete set of executed counterparts shall be filed with the Court.

10.12                 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.

10.13                 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

10.14                 Pending approval by the Court of the Settlement, all proceedings in the Action shall be stayed.

10.15                 This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Massachusetts, and the rights and obligations of the Parties with respect to the Settlement shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Massachusetts without giving effect to that State’s choice-of-law principles, except to the extent that federal law requires that federal law govern.

10.16                 If any Party is required to give notice to the other Parties under this Settlement, such notice shall be in writing and shall be deemed to have been duly given upon receipt by hand delivery, facsimile transmission, or electronic mail.  Notice shall be provided to the counsel indicated on the signature block below.

IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of September 12, 2014.

Dated: September 12, 2014	Respectfully submitted,

AMAG PHARMACEUTICALS, INC., DR. BRIAN J.G. PEREIRA AND DAVID A. ARKOWITZ, JOSEPH V. BONVENTRE, M.D., MICHAEL NARACHI, ROBERT J. PEREZ, LESLEY RUSSELL, M.D., DAVEY S. SCOON, RON ZWANZIGER,

By Their Attorneys
/s/ Robert B. Lovett
Robert B. Lovett (BBO #561691)
Karen L. Burhans (BBO #679017)
Elizabeth C. Inglis (BBO #678349)
Courtney A. Caruso (BBO # 687642)
COOLEY LLP
500 Boylston St.
Boston, MA 02116-3736
Tel.: (617) 937-2300
Fax: (617) 937-2400
rlovett@cooley.com
kburhans@cooley.com
einglis@cooley.com
ccaruso@cooley.com

John C. Dwyer (admitted pro hac vice)
Angela L. Dunning (admitted pro hac vice)
COOLEY LLP
Five Palo Alto Square, 4th Flr.
3000 El Camino Real
Palo Alto, CA 94306-2155
Tel.: (650) 843-5000
Fax: (650) 857-0663
dwyerjc@cooley.com
adunning@cooley.com

MORGAN STANLEY & CO. LLC, J.P. MORGAN SECURITIES LLC, GOLDMAN, SACHS & CO., LEERINK PARTNERS LLC, ROBERT W. BAIRD & CO. INCORPORATED, and CANACCORD GENUITY INC.,

By Their Attorneys
/s/ David S. Godkin
David S. Godkin (BBO#196530)
Andrew A. Caffrey, III (BBO #660481)
BIRNBAUM & GODKIN, LLP
280 Summer Street, 5th Floor
Boston, MA 02210
Tel.: (617) 307-6100
Fax: (617) 307-6101
godkin@birnbaumgodkin.com
caffrey@birnbaumgodkin.com

Tariq Mundiya (admitted pro hac vice)
Sameer Advani (admitted pro hac vice)
WILLKIE FARR & GALLAGHER LLP
787 Seventh Avenue
New York, N.Y. 10019-6099
Tel.: (212) 728-8000
Fax: (212) 728-8111
tmundiya@willkie.com
sadvani@willkie.com

SILVERSTRAND INVESTMENTS, SAFRON CAPITAL CORPORATION AND BRIARWOOD INVESTMENTS, INC.

By Their Attorneys

/s/ Ian D. Berg
Ian D. Berg (admitted pro hac vice)
Takeo A. Kellar (admitted pro hac vice)
ABRAHAM, FRUCHTER & TWERSKY, LLP
12526 High Bluff Drive, Suite 300
San Diego, CA 92130
Tel: (858)792-3448
Fax: (858)792-3449
iberg@aftlaw.com
tkellar@aftlaw.com

Jack G. Fruchter (admitted pro hac vice)
Mitchell M.Z. Twersky (admitted pro hac vice)
Mark S. Hamill (admitted pro hac vice)
ABRAHAM, FRUCHTER & TWERSKY, LLP
1 Penn Plaza, Suite 2805
New York, New York 10119
(212) 279-5050

Lead Counsel and Attorneys for Lead Plaintiffs

Betsy L. Ehrenberg (BBO #554628)
PYLE, ROME, EHRENBERG PC
2 Liberty Square, 10th Floor
Boston, Massachusetts 02109
(617) 367-7200

Liaison Counsel for Lead Plaintiffs